EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the Registration Statements (Form F-3, No. 333-136811 and Form F-3, No. 333-147762) of EDAP TMS S.A. (the “Company”) of our report dated March 31, 2008, with respect to the consolidated financial statements of the Company and its subsidiaries included in the Annual Report (Form 20-F) for the year ended December 31, 2007.

ERNST &YOUNG Audit

/s/ LAURENT CHAPOULAUD

__________________________

Represented by

Laurent Chapoulaud

Lyon, France

March 31, 2008